Exhibit 5.1

[LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

December 1, 2005

Openwave Systems Inc.

2100 Seaport Blvd.

Redwood City, CA 94063

Re:	Openwave Systems Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Openwave Systems Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”), to be filed by the Company on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the issuance and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of shares of the Company’s common stock, $0.001 par value (the “Common Stock”), preferred stock, $0.001 par value (the “Preferred Stock” and, together with the Common Stock, the “Capital Stock”), debt securities issuable pursuant to an indenture between the Company and U.S. Bank National Association, as the trustee (the “Trustee”) under the senior indenture, relating to the issuance of senior notes (the “Senior Notes”), debt securities issuable pursuant to an indenture between the Company and U.S. Bank National Association, as the Trustee under the subordinated indenture, relating to the issuance of the subordinated notes (together with the Senior Notes, the “Notes”) and warrants to purchase shares of the Capital Stock (the “Warrants”) with an indeterminate number of or aggregate principal amount of the securities of each identified class being registered as may at various times be issued at indeterminate prices, in reliance on Rule 456(b) and Rule 457(r) under the Act. The Common Stock, Preferred Stock, Notes and Warrants are collectively referred to herein as the “Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Registration Statement;

(ii)	specimen certificates representing each class of Capital Stock;

(iii)	the indentures between the Company and the Trustee relating to the Notes, to be filed as exhibits to the Registration Statement;

(iv)	the Amended and Restated Certificate of Incorporation of the Company, as amended (the “Certificate of Incorporation”);

(v)	the Amended and Restated Bylaws of the Company, as currently in effect (the “Bylaws”); and

(vi)	certain resolutions adopted on November 7, 2005 by the Board of Directors of the Company (the “Board of Directors”) relating to the issuance, sale and registration of the Securities (the “Board Resolutions”).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, its directors and officers, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

We do not express any opinion as to any laws other than the Delaware General Corporation Law (the “DGCL”) and the federal laws of the United States of America to the extent referred to specifically herein. Insofar as the opinions expressed herein relate to matters governed by laws other than those set forth in the preceding sentence, we have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof.

Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

1. With respect to any series of Notes (the “Offered Notes”), when (i) the authorized officers of the Company have taken all necessary corporate action to fix and determine the terms of the Offered Notes in accordance with the Board Resolutions; (ii) the terms of the Offered Notes and of their issuance and sale have been duly established in conformity with the indenture and do not violate any applicable law, the Certificate of Incorporation or Bylaws, or result in a default under or breach of any agreement or instrument binding upon the Company, and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iii) the Offered Notes, containing terms and conditions which comply with the terms of the respective indenture, have been duly executed and authenticated in accordance with the terms of the indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the issuance and sale of the Offered Notes will have been duly authorized, and the Offered Notes will be valid and binding obligations of the Company entitled to the benefits of the indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors’ rights generally, (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (3) governmental authority to limit, delay or prohibit the making of payments outside the United States and (4) applicable usury laws.

2. With respect to the shares of any series of Preferred Stock (the “Offered Preferred Stock”), when (i) the Board of Directors of the Company or an authorized committee thereof has taken all necessary corporate action to fix and determine the terms of, and the form and manner of payment of the consideration for, the Offered Preferred Stock in accordance with the DGCL, including the adoption of a Certificate of Designations for such Preferred Stock in the form required by applicable law; (ii) such Certificate of Designations has been duly filed with the Secretary of State of the State of Delaware; (iii) certificates conforming to the terms of the Preferred Stock and representing the shares of the Offered Preferred Stock have been manually signed by an authorized officer of the transfer agent and registrar for the Offered Preferred Stock and registered by such transfer agent and registrar, and delivered to the purchasers thereof; and (iv) the Company receives consideration per share for the Offered Preferred Stock in such amount equal to or in excess of the par value of the Preferred Stock as may be determined by the Board of Directors of the Company, or an authorized committee thereof, in a form legally valid under the DGCL, the issuance and sale of the shares of Offered Preferred Stock will have been duly authorized, and such shares will be validly issued, fully paid and nonassessable.

3. With respect to the shares of Common Stock (the “Offered Common Stock”), when (i) the Board of Directors of the Company or an authorized committee thereof has taken all necessary corporate action to authorize the issuance and sale of, and the form and manner of payment of the consideration for, the Offered Common Stock in accordance with the DGCL; (ii) certificates representing the shares of the Offered

Common Stock in the form of the specimen certificates examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and delivered to the purchasers thereof; and (iii) the Company receives consideration per share of the Offered Common Stock in a form legally valid under the DGCL and in an amount equal to or in excess of the par value of the Common Stock, the issuance and sale of the shares of Offered Common Stock will have been duly authorized, and such Offered Common Stock will be validly issued, fully paid and nonassessable.

4. With respect to the Warrants and the shares of Capital Stock issued upon exercise thereof (the “Warrant Capital Stock”), when (i) the Board of Directors of the Company or an authorized committee thereof has taken all necessary corporate action to authorize the issuance and sale of, and the form and manner of payment of the consideration for, the Warrants in accordance with the DGCL; (ii) certificates representing, and conforming to the terms of, the Warrants, and the shares of the Warrant Capital Stock in the form of the Warrants and the specimen certificates examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Warrants and the Capital Stock and registered by such transfer agent and registrar, and delivered to the purchasers thereof; (iii) the Company receives consideration for the Warrants in a form legally valid under the DGCL, and (iv) with respect to the Warrant Capital Stock, the Warrants have been exercised in accordance with their terms and the Company has received the consideration provided thereunder in an amount equal to or in excess of the par value of the Common Stock or the Preferred Stock, as the case may be, the issuance and sale of the Warrants and, upon exercise thereof, the shares of Warrant Capital Stock, will have been duly authorized, the Warrants will be valid and binding obligations of the Company entitled to the benefits under the warrant agreement and enforceable against the Company in accordance with their terms, and such shares of Warrant Capital Stock will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

Skadden, Arps, Slate, Meagher & Flom LLP

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